Bitcoin Purchase Agreement

Party A (Seller):

Name:LORDAN GROUP LTD.
Address: 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands

Party B (Buyer):

Name: CIMG PTE. LTD.
Address: 60 PAYA LEBAR ROAD, #04-16, PAYA LEBAR SQUARE, SINGAPORE 409051

On the principles of equality, voluntariness, good faith, fairness and mutual benefit, through friendly negotiations, Party A and Party B hereby reach the following agreement concerning Party B's purchase of Bitcoin from Party A, to be jointly observed by both parties.

Article 1 Subject Matter and Quantity of the Transaction

1.1 "Bitcoin" referred to in this Agreement means a decentralized digital currency based on blockchain technology, identified by the symbol BTC.
1.2 Party A agrees to sell, and Party B agrees to purchase, a total of 230 Bitcoins (in words: Two Hundred and Thirty Bitcoins) in accordance with the terms and conditions stipulated in this Agreement.

Article 2 Transaction Price and Payment Method

2.1 Both parties confirm that the subject matter of this transaction is 230 Bitcoins (BTC), and the transaction pricing adopts the mode of "30-day floating pricing + mutual negotiation and confirmation". The transaction unit price of Bitcoin under this Agreement is approximately USD 107,000 per coin (Currency: ☐ RMB ☑ USD ☐ Others ________) (in words: One Hundred and Seven Thousand US Dollars per coin). Pricing Basis: Due to the inherent volatility of Bitcoin's market price, both parties agree to determine the final total transaction price through negotiation based on the market price fluctuations within 30 days after the signing of this Agreement, combined with the exchange rate factor of the actual settlement currency (RMB).
2.2 The total transaction price of Bitcoin under this Agreement is approximately USD 24,610,000 (in words: Twenty-Four Million Six Hundred and Ten Thousand US Dollars) (same currency as Clause 2.1).
2.3 Party B shall pay the above total price in two installments to the following bank account designated by Party A through the specified method within 30 working days after the signing of this Agreement:
Account Name: Daren Technology (Shenzhen) Co., Ltd.
Bank Name: China Construction Bank Beijing Beitai Pingzhuang Sub-branch
Account Number: 11050161510000002028

2.4 Party A shall, within 20 days after receiving the full payment from Party B, transfer the quantity of Bitcoin as stipulated in Article 1 of this Agreement to the Bitcoin wallet address provided by Party B in this Agreement in one lump sum.
2.5 Both parties confirm that the transfer of Bitcoin shall be subject to the confirmation of arrival on the blockchain network. After transferring the Bitcoin, Party A shall immediately notify Party B of the transfer transaction hash value (TXID) through the contact information specified in this Agreement to facilitate Party B's inquiry and confirmation.

Article 3 Rights and Obligations of Both Parties

3.1 Rights and Obligations of Party A:
(1) Has the right to collect the purchase price paid by Party B in accordance with the provisions of this Agreement.
(2) Warrants that it has legal ownership or right of disposal over the Bitcoin to be sold, that the Bitcoin is legally sourced, and that there are no any defects in rights, mortgages, pledges, seizures, freezes or any other third-party rights restrictions.
(3) Transfers the Bitcoin to the wallet address designated by Party B in a timely and accurate manner in accordance with the time and quantity agreed in this Agreement.
(4) Shall keep confidential the personal information and transaction information provided by Party B, except as otherwise required by laws and regulations or competent authorities.
3.2 Rights and Obligations of Party B:
(1) Has the right to receive the Bitcoin transferred by Party A in accordance with the provisions of this Agreement.
(2) Pays the purchase price to Party A in a timely and full manner in accordance with the time and amount agreed in this Agreement.
(3) Warrants that the funds used for payment are legally sourced.
(4) Warrants that the Bitcoin wallet address provided by it is true, accurate and valid, and shall bear full responsibility for the security of the wallet address and any losses caused by incorrect address, leakage, etc.
(5) Shall keep confidential the personal information and transaction information provided by Party A, except as otherwise required by laws and regulations or competent authorities.

Article 4 Risk Warning and Undertaking

4.1 Party B fully understands and recognizes that virtual currencies such as Bitcoin are not issued by monetary authorities and do not have the status of legal tender. Relevant business activities are illegal financial activities (pursuant to announcements by multiple authorities including the People's Bank of China). Their transaction prices may fluctuate sharply, posing significant market risks, legal risks and technical risks (including but not limited to blockchain technology flaws, hacker attacks, platform closures, etc.).
4.2 Party B undertakes to voluntarily participate in this Bitcoin transaction, fully understands the aforementioned risks, and is willing to independently bear all risks and losses that may arise from participating in this transaction, which shall have no connection with Party A.
4.3 If Party B fails to make payment on time due to reasons attributable to Party B (including but

not limited to incorrect payment account, insufficient balance, payment rejection, etc.), Party B shall bear the liability for breach of contract for late payment. During the late payment period, Party B shall pay liquidated damages to Party A at a rate of 0.1‰ of the unpaid amount per day, and Party A has the right to postpone the transfer of Bitcoin until the full payment and liquidated damages are received.
4.4 If Party A fails to transfer the Bitcoin on time due to reasons attributable to Party A (including but not limited to incorrect wallet address, insufficient balance, etc.), Party A shall bear the liability for breach of contract for late transfer. During the late transfer period, Party A shall pay liquidated damages to Party B at a rate of 0.1‰ of the total price per day. If the delay exceeds 15 days, Party B has the right to terminate this Agreement and require Party A to refund the paid amount and pay corresponding liquidated damages.
4.5 If, after Party B makes the payment, Party A fails to fulfill the obligation of delivering the Bitcoin (including but not limited to malicious misappropriation, inability to deliver, etc.), Party B has the right to require Party A to double refund the paid amount and reserve the right to pursue other legal liabilities of Party A.
4.6 Due to the inherent characteristics of Bitcoin, if during the process of Party A transferring Bitcoin to Party B's wallet address, there is a delay, failure or loss of the transfer caused by non-subjective reasons of Party A such as blockchain network congestion, forks, hacker attacks, abnormal computing power, etc., Party A shall actively cooperate with Party B in inquiry and handling, but shall not be liable for any direct or indirect losses caused thereby, unless such losses are caused by Party A's intentional misconduct or gross negligence.

Article 5 Representations and Warranties

5.1 Party A warrants that it is a legally established legal person or a natural person with full capacity for civil conduct, and has the legal right and capacity to sign and perform this Agreement.
5.2 Party B warrants that it is a legally established legal person or a natural person with full capacity for civil conduct, and has the legal right and capacity to sign and perform this Agreement.
5.3 Each party warrants that all information provided to the other party (including but not limited to identity information, account information, wallet address, etc.) is true, accurate, complete and valid.

Article 6 Confidentiality Clause

6.1 Unless required by laws and regulations or otherwise agreed in writing by both parties, each party shall be obligated to keep confidential all non-public information ("Confidential Information") of the other party obtained by virtue of signing and performing this Agreement, including but not limited to trade secrets, technical information, customer data, financial information, etc.
6.2 Without the prior written consent of the other party, neither party shall disclose the Confidential Information to any third party, nor use the Confidential Information for any purposes other than the purpose of this Agreement.

6.3 This confidentiality obligation shall remain effective for five years after the termination of this Agreement.

Article 7 Liability for Breach of Contract

7.1 Except as otherwise agreed in this Agreement, any party's breach of any provision of this Agreement shall constitute a breach of contract. The breaching party shall compensate the non-breaching party for all direct economic losses suffered thereby. If the actual loss of the non-breaching party is difficult to calculate, the breaching party shall pay liquidated damages of RMB 1,000,000 to the non-breaching party.
7.2 If Party B fails to make payment on time, in addition to paying liquidated damages in accordance with Clause 4.3 of this Agreement, if the delay exceeds 15 days, Party A has the right to unilaterally terminate this Agreement, and Party A has the right to retain the amount already paid by Party B (if any) and reserve the right to pursue other liabilities for breach of contract of Party B.
7.3 If Party A fails to transfer the Bitcoin on time, in addition to paying liquidated damages in accordance with Clause 4.4 of this Agreement, if the delay exceeds 15 days, Party B has the right to unilaterally terminate this Agreement, and Party A shall immediately refund the full amount paid by Party B and pay liquidated damages in accordance with Clause 7.1 of this Article.
7.4 If any party breaches the representations and warranties clause in Article 5 or the confidentiality clause in Article 6 of this Agreement and causes losses to the other party, it shall bear full liability for compensation.

Article 8 Governing Law and Dispute Resolution

8.1 Any dispute arising out of or in connection with this Agreement shall first be resolved through friendly negotiations between both parties. If the negotiation fails, either party has the right to initiate legal proceedings with the people's court having jurisdiction over [Party A's location/Party B's location/place of signing of this Agreement (please select one and specify the specific location)].

Article 9 Notice and Service

9.1 All notices, requests, documents, etc. under this Agreement shall be made in writing through the contact address, email address or telephone number specified on the first page of this Agreement.
9.2 For service by mail, the 10th day after the mail is sent (as indicated by the postmark) shall be deemed the date of service; for service by email, the time when the email enters the recipient's system shall be deemed the date of service; for service by telephone, the time of the call shall be deemed the date of service, which shall be supported by call records.
9.3 If any party changes its communication address or contact information, it shall notify the other party in writing 10 days in advance. Otherwise, the service made by the other party in accordance with the original address or method shall still be deemed valid.

Article 10 Miscellaneous

10.1 This Agreement shall take effect on the date when it is signed by the legal representatives/authorized representatives of both parties or natural persons and sealed with the official seal (for legal persons or other organizations)/signed (for natural persons).
10.2 Any modification or supplement to this Agreement shall be valid only if both parties sign a separate written document, which shall form an integral part of this Agreement.
10.3 Matters not covered by this Agreement shall be resolved through separate negotiations between both parties, and a supplementary agreement may be signed. The supplementary agreement shall have the same legal effect as this Agreement.
10.4 If any clause of this Agreement is deemed invalid, illegal or unenforceable by a court with jurisdiction, such clause shall be deemed deleted from this Agreement, but the validity, legality and enforceability of the remaining clauses of this Agreement shall not be affected.
10.5 This Agreement constitutes the entire agreement reached by both parties concerning the subject matter of this Agreement, superseding all prior oral or written agreements, understandings and communications between both parties in respect thereof.
10.6 This Agreement is made in duplicate, with Party A and Party B each holding one copy, each having the same legal effect.

(No text below, only the signature page)

Party A (Seller):

Name:LORDAN GROUP LTD.

Director (Signature): ________________________
Date: October 20, 2025

Party B (Buyer):

Name: CIMG PTE. LTD.

Director (Signature): ________________________
Date: October 20, 2025